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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934

                                   ----------


Date of Report (Date of earliest event reported): March 18, 1997

                          Hollinger International Inc.
               (Exact name of registrant as specified in charter)

Delaware                           0-24004                  95-3518892
(State or other                    (Commission              (IRS employer
jurisdiction of incorp.)           file number)             identification no.)

401 North Wabash Avenue,
Chicago, Illinois                                           60611
(Address of principal executive offices)                    (Zip code)


Registrant's telephone number, including area code: (312) 321-2299


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Item 5.  Other Events.

         PUBLIC OFFERING. On March 18, 1997, Hollinger International Publishing Inc. ("Publishing"), a wholly owned subsidiary of Hollinger International Inc. (the "Company"), completed a public offering (the "Offering") of $260 million principal amount of 8 5/8% senior notes due March 15, 2005 (the "Senior Notes") and $290 million principal amount of 9 1/4% senior subordinated notes due March 15, 2007 (the "Senior Subordinated Notes") (the Senior Notes and the Senior Subordinated Notes are collectively referred to as the "Notes"), priced at 99.5% and 98.358% of aggregate stated principal amount, respectively. Payment of the principal of, premium, if any, and interest on the Notes is guaranteed by the Company, on an unsecured senior basis, in the case of the Senior Notes, and on an unsecured senior subordinated basis, in the case of the Senior Subordinated Notes. Each Senior Note bears interest at the rate of 8 5/8% per annum from the date of issuance, payable semiannually on March 15 and September 15 of each year, commencing on September 15, 1997. Each Senior Subordinated Note bears interest at the rate of 9 1/2% per annum from the date of issuance, payable semiannually on March 15 and September 15 of each year, commencing on September 15, 1997. The Senior Notes are not redeemable at the option of Publishing prior to maturity. The Senior Subordinated Notes are subject to redemption at any time on or after March 15, 2002 at the option of Publishing, in whole or in part, at a price of 104.625% of the principal amount thereof, declining ratably to 100% on or after March 15, 2005, together with accrued and unpaid interest thereon, if any, to the redemption date. Net proceeds to Publishing from the Offering were approximately $532.3 million.

         The Company applied a portion of the net proceeds of the Offering to repay outstanding bank debt of the Company and its subsidiaries in the aggregate principal amount of approximately $354.9 million. Approximately $116.4 million of the net proceeds was deposited in escrow to redeem the outstanding preference shares of DT Holdings Limited ("DTH") and First DT Holdings Limited ("FDTH"), English subsidiaries of the Company, which are held by third parties. The remaining net proceeds will be available for general corporate purposes, including a dividend of $20.0 million from Publishing to the Company, working capital, repayment or reduction of indebtedness or other obligations, and capital expenditures. Concurrently with the closing of the Offering, the Company caused DTH and FDTH to issue the required notice of redemption to the holders of such preference shares and irrevocably directed the depositary to redeem such shares at their respective redemption dates in May and June 1997.

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         A copy of the press release issued by the Company is attached hereto as Exhibit 99.01 and is incorporated herein by reference in its entirety.

         REORGANIZATION OF THE COMPANY'S SOUTHAM INTERESTS. Effective March 18, 1997, the Company completed an internal reorganization of its interests in Southam Inc. ("Southam"), a Canadian corporation, which previously had been held as follows: (i) 18.5% through Hollinger-Telegraph Holdings Inc. ("HTH"), a Canadian corporation which is jointly owned by two wholly owned subsidiaries of the Company, and 0.6% through such subsidiaries; (ii) 21.2% acquired from the Power Corporation of Canada held through Hollinger Canadian Publishing Holdings Inc., a New Brunswick holding company resulting from the amalgamation of Hollinger Eastern Publishing Inc. with another indirect subsidiary of the Company ("Hollinger Canadian Publishing"); and (iii) 10.4% through a wholly owned subsidiary of FDTH as a result of the Southam share acquisition in December 1996. The Company's majority interest in Southam is held by Hollinger Canadian Publishing in which Publishing and Hollinger Inc. own, directly or indirectly, the following interests: (i) Publishing and its subsidiaries own 100% of the non-voting equity shares and non-voting preference shares and (ii) each of Publishing and Hollinger Inc. (through its wholly owned subsidiary) own 50% of the voting preference shares which have only nominal equity value. In addition, the Company retains an indirect non-voting minority interest in common stock of an intermediate holding company owning Hollinger Canadian Publishing. It is anticipated that Hollinger Inc. will pledge its interest in Hollinger Canadian Publishing as collateral for bank financing arrangements of the Company and its subsidiaries.

         In connection with this internal reorganization, the Company substituted a direct pledge of Southam common shares owned by the Company representing approximately 8% of Southam's outstanding common shares for the current pledge of 50% of the common shares of HTH (the "HTH Shares") to a trustee with respect to approximately Cdn.$102.0 million outstanding principal amount of public debentures issued by Hollinger Inc. (the "Southam-Linked Debentures"). Prior to the internal reorganization described above, HTH owned an 18.5% interest in Southam. Upon such substitution, the HTH Shares became free and clear of the pledge under the Southam-Linked Debentures. As a result, the Company's interest in Southam which is directly or indirectly subject to pledge under the Southam-Linked Debentures has been reduced from 18.5% to approximately 8%.

         As the holder of the Company's Series A Convertible Redeemable Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), Hollinger Inc.'s redemption rights related to

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the Series A Preferred Stock were linked to the number of shares of HTH or
Southam that at the time of exercise are free and clear of encumbrances. The Share Exchange Agreement, dated as of July 19, 1995, between Hollinger Inc. and the Company (the "Share Exchange Agreement") contained a covenant by Hollinger Inc. limiting the exercise of its redemption rights as the holder of the Series A Preferred Stock. The Share Exchange Agreement has been modified to reflect the substitution of the Southam common shares for the HTH Shares as collateral for the Southam-Linked Debentures. Hollinger Inc. is now contractually entitled to exercise its redemption rights under the Series A Preferred Stock proportionate to the number of such Southam common shares that became free of the pledge under the Southam-Linked Debentures. The Series A Preferred Stock has an aggregate redemption price of $79.2 million, of which up to approximately $45.0 million may be subject to redemption by Hollinger Inc. The Company expects that shares of the Series A Preferred Stock will be redeemed, to the fullest extent permissible, during 1997.

         The agreement dated as of July 19, 1995 between Hollinger Inc. and FDTH (the "HTH/FDTH Share Exchange Agreement"), pursuant to which FDTH acquired from Hollinger Inc. an indirect interest in Southam consisting of Hollinger Inc.'s one-half interest in HTH and its direct 0.3% interest in Southam, was also amended in connection with the internal reorganization of the Company's interests in Southam. Pursuant to various corporate reorganizations, all of FDTH's rights and obligations under the HTH/FDTH Share Exchange Agreement had been transferred to and assumed by Hollinger Canadian Publishing. Hollinger Inc. and Hollinger Canadian Publishing had ongoing rights and obligations under the HTH/FDTH Share Exchange Agreement pertaining to the delivery to Hollinger Canadian Publishing of stock certificates representing some or all of the common shares of HTH. The HTH/FDTH Share Exchange Agreement has been modified to reflect the substitution of the Southam common shares for the HTH Shares as collateral for the Southam-Linked Debentures. The delivery requirements now pertain to certificates representing shares of Southam common stock.

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Item 7.  Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired. Not applicable.

         (b)       Pro forma financial information.  Not applicable.

         (c)       Exhibits.

                   1.01 Purchase Agreement relating to the Senior Notes, dated March 12, 1997.

                   1.02 Purchase Agreement relating to the Senior Subordinated Notes, dated March 12, 1997.

                   4.01     Senior Indenture, dated as of March 18, 1997.

                   4.02     Senior Note No. 001, registered in the name of Cede
                            & Co.

                   4.03     Senior Subordinated Indenture, dated as of March
                            18, 1997.

                   4.04 Senior Subordinated Note No. 001, registered in the name of Cede & Co.

                   10.01 Amendment, dated as of March 18, 1997, to the Share Exchange Agreement.

                   10.02 Amendment, dated as of March 18, 1997, to the HTH/FDTH Share Exchange Agreement.

                   99.01    Press Release dated March 18, 1997.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             HOLLINGER INTERNATIONAL INC.

                                             By:  /s/Kenneth L. Serota
                                                  --------------------------
                                                  Kenneth L. Serota

                                                  Title:  Vice President --
                                                             Law and Finance

Date:  April 4, 1997

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Exhibit Index

Exhibit                                                                             Sequential
  No.                                  Document                                      Page No.
-------                                --------                                     ----------
  1.01      Purchase Agreement relating to the Senior Notes, dated March 12,
            1997.

  1.02      Purchase Agreement relating to the Senior Subordinated Notes, dated
            March 12, 1997.

  4.01      Senior Indenture, dated as of March 18, 1997.

  4.02      Senior Note No. 001, registered in the name of Cede & Co.

  4.03      Senior Subordinated Indenture, dated as of March 18, 1997.

  4.04      Senior Subordinated Note No. 001, registered in the name of Cede &
            Co.

 10.01      Amendment, dated as of March 18, 1997, to the Share Exchange
            Agreement.

 10.02      Amendment, dated as of March 18, 1997, to the HTH/FDTH Share
            Exchange Agreement.

 99.01      Press Release dated March 18, 1997.

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